Authorization Agreement

This Authorization Agreement (this “Agreement”) dated on October 28, 2008, is entered into in Beijing, People’s Republic of China by and among An Fengbin, a resident of PRC with ID No. of ___________, Wang Yu, a resident of PRC with ID No. of ___________, Wang Jing, a resident of PRC with ID No. of ___________, and Wang Xin (together with Wang Yu and Wang Jing, the “Minority Shareholders”) a resident of PRC with ID No. of ___________.

WHEREAS, Dalian Xingyuan Marine Bunker Co., Ltd. (“Xingyuan”) is a domestic company with exclusively domestic capital registered in the PRC and is mainly engaged in the business of producing and selling marine bunker;

WHEREAS, An Fengbin indirectly holds 72.25% of the equity in Xingyuan;

WHEREAS, Wang Yu, Wang Jing, and Wang Xin respectively hold 9%, 3%, and 3% of the equity in Xingyuan ;

WHEREAS, Star Blessing Enterprises Limited (“Star Blessing”), a BVI company, is a wholly-owned subsidiary of Oriental Excel Enterprises Limited (“Oriental”), which in turn is a BVI corporation wholly-owned by Ms. LAI WaiChi, a citizen of Hong Kong; Star Blessing owns 100% equity interest of Goodwill Rich International Limited (“Goodwill”), a Hong Kong company.

WHEREAS, Ms. LAI WaiChi will sign an Agreement with Mr. An Fengbin and Oriental, and Mr. An Fengbin will be entitled to the right of acquiring 100% of the common stock of Oriental at no consideration upon the satisfaction of certain condition(s);

WHEREAS, the Minority Shareholders authorize An Fengbin to exercise the minority interests and shareholder’s rights on behalf of them.

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1, Authorization of Minority Interests
The Minority Shareholders hereby agree to irrevocably authorize An Fengbin to exercise their minority interests on behalf of them and exercise all shareholders’ rights.

2, Termination
The Agreement will be terminated upon Mr. An Fengbin’s acquisition of a 100% of the equity interests of Oriental and upon transfer of part of the equity interests of Oriental to the Minority Shareholder in proportion to their equity interests in Xingyuan.

3. Settlement of Dispute; Governing Law

3.1 The Parties shall first strive to settle all disputes regarding interpretation and enforcement of any provisions of this Agreement through friendly consultation.

3.2 In the event the parties fail to settle the disputes through consultation, any Party may bring such dispute to the Beijing Office of the China International Economic and Trade Arbitration Commission for a resolution through arbitration in accordance with its arbitration rules then in force. The place of arbitration shall be in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitral award shall be final and equally binding upon the Parties.

3.3 This Agreement shall be interpreted and construed in accordance with the laws and regulations of the PRC.

4. Miscellaneous.

4.1 The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

4.2  In the event that one or several of the provisions of this Agreement are ruled invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

4.3 Any Party may waive the terms and conditions of this Agreement, provided that such a waiver is supplied in writing in Chinese and contains the signatures of the Parties.
4.4 Any amendment and supplement of this Agreement shall come into force only after a written agreement in the English language is signed by all parties. The amendment and supplement duly executed by all parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

4.5 Notices or other communications required to be given by any party pursuant to this Agreement shall be written in Chinese and shall be deemed to be duly given when they are delivered personally or sent by registered mail, postage prepaid mail, by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

5. Counterparts
This Agreement shall have four counterparts, and each party shall each have one counterpart.

In witness hereof, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

[Reminder of this page intentionally left blank.]

Party A: An Fengbin

Signature:	/s/ An Fengbin

Party B: Wang Yu

Signature:	/s/ Wang Yu

Party C: Wang Jing

Signature:	/s/ Wang Jing

Party D: Wang Xin

Signature:	/s/ Wang Xin